Exhibit 10.2

AMENDMENT TO
OFFER LETTER

This Amendment to Offer Letter (“Amendment”) is entered into by and between Grindr LLC, a Delaware limited liability company (the “Company”), and Austin James Balance (“you” or “Executive”) (each herein referred to individually as a “Party,” or collectively as the “Parties”) as of December 1, 2025 (“Effective Date”).

The Company and Executive entered into that certain Offer Letter dated November 22, 2021 (the “Offer Letter”), that certain Equity Award Letter dated December 21, 2023 (the “2023 Equity Award Letter”) and that certain Equity Award Letter dated October 29, 2024 (the “2024 Equity Award Letter” and collectively with the 2023 Equity Award Letter, the “Equity Award Letters”), and the Company and Executive desire to amend the Offer Letter and the Equity Award Letters pursuant to the terms of this Amendment. In consideration of Executive’s continued engagement with the Company and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

1.            Definitions

Capitalized terms used herein and not otherwise defined shall have the same meaning as set forth in the Offer Letter.

2.            Amendments. The Parties hereby agree that the Offer Letter and the Equity Award Letters shall be amended as follows:

a.
Equity: Executive agrees and acknowledges that he has received in full the time-based equity award described in the Offer Letter. Upon the Effective Date, (i) Executive shall be eligible to receive the new performance-based equity award described in Exhibit A attached hereto (the “New Market Cap PSU Arrangement’), and (ii) the performance-based equity award arrangement described in Exhibit B attached hereto shall replace in full the “Balance PSU Arrangement” described in Exhibit A to the 2024 Equity Award Letter (the “Modified Market Cap PSU Arrangement”). In addition, from and after January 1, 2026, Executive shall be eligible to receive annual key performance indicator restricted stock unit (“RSU”) awards (“KPI Awards”) in accordance with Exhibit C attached hereto, which Exhibit C replaces in full the language regarding KPI Awards set forth in Exhibit A to the 2023 Equity Award Letter.

b.	Severance Benefits: the following severance provisions shall be added to the Offer Letter:

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Compensation upon Termination.  Upon the termination of your employment for any reason, the Company shall pay you (i) all of your accrued and unpaid wages earned through your last day of employment (the “Separation Date”), (ii) any unreimbursed business expenses; (iii) the value of any accrued and unused vacation days; and (iv) any other amounts required by local law or the express terms of any employee benefit plan to be paid to you (items (i), (ii), (iii) and (iv), collectively, the “Accrued Benefits”).

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Termination without Cause or for Good Reason. If the Company terminates your employment without Cause or you resign for Good Reason, as both terms are defined below, then, provided that such termination constitutes a “Separation from Service” (as defined under Treasury Regulation Section 1.409A-1(h)) and provided that you remain in compliance with the applicable terms of the Offer Letter and Amendment (including execution and non-revocation of the Separation Agreement described below), the Company shall provide you, as severance, the following (the “Severance”):

o
A cash payment equal to the greater of (A) twelve (12) months of your Base Salary in effect as of the Separation Date, or (B) the amount of severance payment pursuant to the then-applicable company-wide severance policy as may be adopted by the Company from time to time, subject to standard payroll deductions and withholdings (the “Severance Payment”). The Severance Payment will be paid in a lump sum cash payment no later than the first regularly-scheduled payroll date following the sixtieth (60th) day after your Separation from Service, provided, that the Separation Agreement (as discussed below) has become effective by that time;

o
A pro-rata portion of your Annual Bonus for the fiscal year in which your termination occurs based on actual results for such year (determined by multiplying the amount of such bonus which would be due for the full fiscal year by a fraction, the numerator of which is the number of days during the fiscal year of termination that you are employed by the Company and the denominator of which is 365), payable at the same time bonuses for such year are paid to other senior executives of the Company (but in no event later than March 15 of the year following the year in which the termination occurs);

o
If you are eligible for and timely elect continued group health plan coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 or any state law of similar effect (“COBRA”) following your Involuntary Termination, the Company will pay your COBRA group health insurance premiums for you and your eligible dependents directly to the insurer until the earliest of (A) the twelve (12) month anniversary of the Separation Date (the “COBRA Payment Period”), (B) the expiration of your eligibility for continuation coverage under COBRA, or (C) the date when you become eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment. For purposes of this Section, references to COBRA premiums shall not include any amounts payable by you under a Section 125 health care reimbursement plan under the Code. Notwithstanding the foregoing, if at any time the Company determines, in its sole discretion, that it cannot pay the COBRA premiums without potentially incurring financial costs or penalties under applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then regardless of whether you elect continued health coverage under COBRA, and in lieu of providing the COBRA premiums, the Company will instead pay you on the last day of each remaining month of the COBRA Payment Period, a fully taxable cash payment equal to the COBRA premiums for that month, subject to applicable tax withholdings and grossed-up to be tax neutral to you (such amount, the “Special Severance Payment”), which payments shall continue until the earlier of expiration of the COBRA Payment Period or the date when you become eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment. On the first payroll date following the effectiveness of the Separation Agreement, the Company will make the first payment to the insurer under this clause (and, in the case of the Special Severance Payment, such payment will be to you, in a lump sum) equal to the aggregate amount of payments that the Company would have paid through such date had such payments instead commenced on the Separation Date, with the balance of the payments paid thereafter on the schedule described above. If you become eligible for coverage under another employer’s group health plan, you must immediately notify the Company of such event, and all payments and obligations under this subsection shall cease; and

o
The Company shall provide that (i) any outstanding and unvested time-vesting equity awards granted to you under the Amended and Restated 2022 Equity Incentive Plan (the “2022 Plan”) of Grindr Inc. (“Grindr”) (or otherwise) that would have vested, to the extent you had remained employed by the Company, during the two (2) years following the date of such termination without Cause or for Good Reason, shall accelerate and vest immediately as of the date of such termination without Cause or for Good Reason (provided, that 100% of the outstanding and unvested time-vesting equity awards shall accelerate and vest in full upon such termination without Cause or for Good Reason occurring (x) at any time within 12 months following a Change in Control (as defined in the 2022 Plan) or (y) in connection with a Qualifying CIC (as defined below) in accordance with the following paragraph), (ii) any outstanding KPI Awards described on Exhibit C hereto that have been granted to you under the 2022 Plan or otherwise, and any other restricted stock unit awards based on annual key performance indicators similar to the KPI Awards, in each case, that have been granted prior to the termination date, shall vest, if at all, based on actual performance against the applicable performance targets through the end of the performance period, on the date of certification by the Board of Directors of Grindr (the “Board”) (or a committee thereof) of the extent to which such targets have been achieved, and (iii) to the extent that a Performance Date (as such term is defined in Exhibit A and Exhibit B, respectively) with respect to the New Market Cap PSU Arrangement and/or the Modified Market Cap PSU Arrangement has occurred prior to the termination date, any related RSUs shall be granted prior to the effective date of such termination, to the extent not previously granted. For avoidance of doubt, clause (iii) excludes the New Market Cap PSU Arrangement and the Modified Market Cap PSU Arrangement to the extent that the applicable Performance Date has not occurred prior to the termination date.

Notwithstanding anything herein to the contrary, in the event of a Change in Control transaction pursuant to which Grindr (including any successors) ceases to have a class of equity securities listed on a national securities exchange and registered pursuant to Section 12(b) of the Exchange Act (a “Qualifying CIC”), subject to and contingent upon (a) the consummation of such Qualifying CIC, (b) your continuous employment through immediately prior to the consummation of such Qualifying CIC, and (c) the effectiveness of your resignation for Good Reason in connection with such Qualifying CIC (notice of which resignation must be provided at least six days prior to the consummation of the Qualifying CIC and for which no cure period shall apply), the acceleration of vesting or grant (as applicable) of the equity awards described in clauses (i) and (iii) in the paragraph above will take effect five days prior to the consummation of the Qualifying CIC.

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Other Terminations. If you resign your employment for any reason other than Good Reason, if the Company terminates your employment for Cause, or if your employment terminates as a result of your death or Disability, then all payments of compensation by the Company to you hereunder other than the Accrued Benefits will terminate immediately, and you will not be entitled to the Severance; provided that if you are terminated for death or Disability, you (or your estate, if applicable) shall receive a pro-rata portion of your Annual Bonus for the fiscal year in which such termination occurs based on actual results for such year (determined by multiplying the amount of such bonus which would be due for the full fiscal year by a fraction, the numerator of which is the number of days during the fiscal year of termination that you are employed by the Company and the denominator of which is 365), payable at the same time bonuses for such year are paid to other senior executives of the Company. For purposes of this Offer Letter, “Disability” shall have the definition ascribed to it in any applicable disability benefit plan maintained by the Company or, in the absence of such definition, shall mean your inability to perform the essential functions of your position, notwithstanding the provision of any reasonable accommodation, for a consecutive period of at least 91 calendar days or any non-consecutive period of 150 calendar days in any consecutive 365-calendar day period.

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Conditions to Receipt of Severance. The receipt of the Severance will be subject to you signing and not revoking a separation agreement and general release of claims in substantially the form applicable to the Company’s senior executives (which the Company shall establish within three months after your Start Date) (the “Separation Agreement”) by no later than the sixtieth (60th) day after the Separation Date (the “Release Deadline”). No Severance will be paid or provided until the Separation Agreement becomes effective. You must also resign from all positions and terminate any relationships as an employee, advisor, or officer with the Company and any of its affiliates, each effective on the Separation Date.

c.	Definitions:

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Definition of Cause: For purposes of this Offer Letter, “Cause” shall mean your action, or failure to act after the date hereof that constitutes any of the following: (a) the plea of guilty or nolo contendere to, or a conviction of a crime involving dishonesty, intentional misconduct, or breach of trust; (b) gross negligence in the performance of your duties; (c) a material breach by you of a fiduciary duty owed to the Company; (d) material breach of any written agreement with the Company; or (e) a knowing and material violation by you of any material policy of the Company pertaining to ethics, wrongdoing or conflicts of interest, which policy had been provided to you in writing or otherwise made generally available prior to such violation; provided, that in the case of conduct described in clauses (b), (c), (d) or (e) “Cause” shall only apply to conduct occurring after the date hereof and, if such conduct is capable of being cured, you shall have a period of no less than twenty (20) days after you are provided with written notice (specifying in reasonable detail the acts or omissions believed to constitute Cause and the steps necessary to remedy such condition, if curable) in which to cure, which such notice specifically identifies the breach or the violation that the Company believes constitutes Cause.

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Definition of Good Reason: For purposes of this Offer Letter, you shall have “Good Reason” for resignation from employment with the Company if any of the following actions are taken by the Company without your prior written consent: (a) a material reduction in your Base Salary (unless pursuant to a salary reduction program applicable generally to the Company’s other C-level employees of no greater than 10% reduction); (b) a material diminution in your job duties, responsibilities, authorities or title or any action or inaction by the Company which results in a material diminution in your job duties, responsibilities, authorities or title; (c) the assignment to you, without your consent, of any duties that cause a material diminution in your job duties, responsibilities, authorities, or title; (d) the Board’s requirement that you perform any unlawful act or take any other action in violation of any material Company policy pertaining to ethics, wrongdoing or conflicts of interest; (e) Grindr does not maintain a Board of Directors comprised of a majority of Independent Directors; (f) with respect to each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committees of the Board (or committees of the Board performing similar functions), to the extent such committees exist, such committee is not comprised of a majority of Independent Directors; (g) individuals who, on the Effective Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the Incumbent Board, such new member shall, for purposes of this Offer Letter be considered as a member of the Incumbent Board; (h) Grindr (including any successors) ceases to have a class of equity securities listed on a national securities exchange and registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended; (i) the requirement that you regularly work from a primary physical work location other than your home office, provided that you are complying with any Company return to office or similar policy that generally applies to all employees; (j) a material breach by the Company of the Offer Letter or of any equity award agreement between you and Grindr; or (k) Grindr’s failure to grant you any of the incentive awards contemplated by Exhibit A, Exhibit B, or Exhibit C to this Offer Letter. For purposes of this Offer Letter, “affiliate” shall have the meaning prescribed under Rule 405 of the Securities Act of 1933, as amended.

In order to resign for Good Reason, you must provide written notice to the Independent Directors within 60 days after the first occurrence of the event giving rise to Good Reason setting forth the basis for your resignation, allow the Company at least 60 days from receipt of such written notice to cure such event, if curable, and if such event is not reasonably cured within such period, you must resign your employment with the Company not later than 60 days after the expiration of the cure period.

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Definition of Independent Directors: For purposes of this Offer Letter, “Independent Directors” means directors who are determined in good faith by the Board to be (a) independent from Grindr in all material respects (other than their service as a director of Grindr), including under the independence standards of the New York Stock Exchange or any other national exchange on which securities of Grindr may then be listed and (b) independent from any affiliate of Grindr (other than any affiliate of Grindr who is an affiliate solely due to their service as a director of Grindr) as if such affiliate were Grindr for purposes of the preceding clause (a) and who does not maintain any relationship with such affiliate, other than any incidental or indirect relationships that the Board determines in good faith would not be reasonably likely to affect such director’s judgment; provided that any individual who is a member of the Board on the Effective Date, other than Mr. Arison and Mr. Zage, shall be considered an Independent Director. As used in the foregoing sentence, “affiliate” shall have the meaning prescribed under Rule 405 of the Securities Act of 1933, as amended.

d.
Section 409A. It is intended that all of the Severance and other payments payable under this Amendment satisfy, to the greatest extent possible, the exemptions from the application of Code Section 409A provided under Treasury Regulations Sections 1.409A 1(b)(4), 1.409A 1(b)(5) and 1.409A 1(b)(9), and this Amendment will be construed to the greatest extent possible as consistent with those provisions, and to the extent not so exempt, this Amendment (and any definitions hereunder) will be construed and reformed in a manner that complies with Code Section 409A. For all purposes of Code Section 409A (including, without limitation, for purposes of Treasury Regulations Sections 1.409A 2(b)(2)(i) and (iii)), your right to receive any installment payments under this Offer Letter (whether severance payments, reimbursements or otherwise) shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment. A termination of employment shall not be deemed to have occurred for purposes of any provision of this Amendment providing for the payment of any amounts or benefits that constitute “nonqualified deferred compensation” for purposes of Code Section 409A upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Code Section 409A and, for purposes of any such provision of this Offer Letter, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.” Notwithstanding any provision to the contrary in this Amendment, if you are deemed by the Company at the time of your separation from service to be a “specified employee” for purposes of Code Section 409A(a)(2)(B)(i), and if any of the payments upon your separation from service set forth herein and/or under any other agreement with the Company are deemed to be “nonqualified deferred compensation” under Code Section 409A, then to the extent delayed commencement of any portion of such payments is required in order to avoid a prohibited distribution under Code Section 409A(a)(2)(B)(i) and the related adverse taxation under Code Section 409A, such payments shall not be provided to you prior to the earliest of (i) the first date following expiration of the six-month period following the date of your separation from service with the Company, (ii) the date of your death or (iii) such earlier date as permitted under Code Section 409A without the imposition of adverse taxation. Upon the first business day following the expiration of such applicable Code Section 409A(a)(2)(B)(i) period, all payments deferred pursuant to this Section shall be paid in a lump sum to you, and any remaining payments due shall be paid as otherwise provided herein. No interest shall be due on any amounts so deferred. If the Severance is not covered by one or more exemptions from the application of Code Section 409A and the Release Deadline occurs in the calendar year following the calendar year of your Separation Date, the Separation Agreement will not be deemed effective any earlier than the Release Deadline for purposes of determining the timing of provision of the Severance.

3.	Continuation

Except as set forth herein, all of the terms and conditions set forth in the Offer Letter and in the Equity Award Letters, including any exhibits, are unchanged and shall remain in full force and effect and are hereby ratified and confirmed by the Parties hereto. If any provision of this Amendment is inconsistent with the Offer Letter and/or the Equity Award Letters, the Parties intend that the terms of this Amendment shall control solely to the extent required to make the Offer Letter and/or Equity Award Letters consistent with this Amendment. Nothing herein shall change the at-will nature of Executive’s employment.

4.            Construction of Terms

This Amendment constitutes the entire understanding between the Parties with respect to the subject matter hereof and supersedes any other agreements or promises made to Executive by anyone with respect to this subject matter, whether oral or written. No modification to this Amendment shall be valid unless in writing and signed by the Parties hereto.

5.            Governing Law

This Amendment shall be governed by the laws of the State of California, without regard to the conflicts of law provisions of any jurisdiction.

6.            Counterparts

This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, with the same force and effectiveness as though executed in a single document.

7.            Effective Date

The terms and conditions set forth in this Amendment shall be effective as of the Effective Date.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the Effective Date.

GRINDR LLC		EXECUTIVE

By:	/s/ George Arison	By:	/s/ Austin James Balance

Name:	George Arison	Name:	Austin James Balance

Title:	Chief Executive Officer

[Signature Page to Amendment]

Exhibit A

New Market Cap PSU Arrangement (AJ Balance)

Subject to approval by the Board of Directors (the “Board”) of Grindr Inc. (the “Company”) in coordination with the Compensation Committee thereof (the “Committee”), Austin “AJ” Balance (the “Executive”) shall be eligible to receive an additional award of performance-based RSUs under the Company’s Amended and Restated 2022 Equity Incentive Plan (the “2022 Plan”) representing a right to acquire $5,000,000 in shares of Company common stock upon the satisfaction of a performance condition pursuant to the terms and conditions set forth below (the “PSU Arrangement”). The RSUs contemplated by the PSU Arrangement shall be awarded as follows:

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On the first occasion (if any) on or prior to March 31, 2029 that (a) the Average Market Capitalization (as defined below) exceeds $7.5 billion, (b) the average VWAP (as defined below) equals or exceeds $39 over a period of 15 consecutive trading days (as adjusted for any stock splits, stock dividends, recapitalizations or similar events), or (c) TTM EBITDA (as defined below) equals or exceeds $412 million (each of (a), (b), and (c), a “Performance Condition” and the earliest date on which one of the Performance Conditions occurs, the “Performance Date”), the Executive shall be granted a number of RSUs equal to (i) $5,000,000 divided by (ii) the average VWAP for the 90 trading days preceding the Performance Date, with such number of RSUs rounded down to the nearest whole unit.

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If any RSUs pursuant to the PSU Arrangement are granted, subject to Executive’s Continuous Service (as defined in the 2022 Plan) with the Company through such date, such RSUs shall be fully vested on the grant date. The terms of the RSUs granted pursuant to the PSU Arrangement shall be governed by the 2022 Plan and an applicable award agreement, which Executive is required to sign in order to receive such RSUs. In all such cases, the grant and vesting of the RSUs pursuant to the PSU Arrangement (or portion thereof) shall be subject to Executive’s Continuous Service with the Company through the applicable grant date or vesting date, respectively.

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Notwithstanding anything to the contrary herein, immediately prior to, and contingent upon, the consummation of a Change in Control (as defined in the 2022 Plan), Executive shall be granted a number of fully vested RSUs, subject to Executive’s Continuous Service to the Company through immediately prior to the consummation of such Change in Control, equal to (a) $5,000,000 divided by (b) the CIC Per Share Consideration (with such number of RSUs rounded down to the nearest whole unit) if and only if (i) the Change in Control is consummated on or prior to March 31, 2029, (ii) the CIC Price exceeds $7.5 billion and (iii) the Performance Condition has not been previously met (for clarity, the number of RSUs calculated under this bullet will be equal to zero if the conditions in all of clauses (i), (ii) and (iii) of this bullet are not met; further, if there is no consideration payable to shareholders in connection with the Change in Control, the number of RSUs calculated under this bullet will be equal to zero).

For purposes of the PSU Arrangement:

•	“Average Market Capitalization” shall mean the daily average of the Company’s Market Capitalization for the 90 trading days preceding a given day.

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“CIC Per Share Consideration” shall mean the consideration payable for one share of the Company’s common stock (including the present value of any non-cash or contingent consideration payable for one share of Company common stock) by the acquirer (or its parent) in connection with the Change in Control.

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“CIC Price” shall mean an amount equal to (x) CIC Per Share Consideration, multiplied by (y) the number of fully diluted shares of common stock of the Company as of immediately prior to the consummation of the Change in Control (which shall be calculated consistent with the applicable definition or formula used in the definitive agreement evidencing the Change in Control to calculate the number of fully diluted shares of common stock of the Company as of immediately prior to the Change in Control).

•	“Market Capitalization” shall mean (a) the VWAP on a given day multiplied by (b) the number of issued and outstanding shares of the Company’s common stock on such day.

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“TTM EBITDA” shall mean the Company’s Adjusted EBITDA as reported in the Company’s filings with the Securities and Exchange Commission for the four fiscal quarters preceding and including the most recently completed fiscal quarter of the Company prior to the determination date (with the day of any filings with the Securities and Exchange Commission in which Grindr’s Adjusted EBITDA is reported constituting a determination date).

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“VWAP” shall mean, for any given date, the per-share volume-weighted average price (determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours) of a share of the Company’s common stock, as determined by the Company based on a reputable third-party source.

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Exhibit B
Modified Market Cap PSU Arrangement (AJ Balance)

Subject to approval by the Board of Directors (the “Board”) of Grindr Inc. (the “Company”) in coordination with the Compensation Committee thereof (the “Committee”), Austin James Balance (“Executive”) shall be eligible to receive an award of performance-based RSUs under the Company’s Amended and Restated 2022 Equity Incentive Plan (the “2022 Plan”) representing a right to acquire 200,000 shares of Company common stock upon the satisfaction of a performance condition pursuant to the terms and conditions set forth below (the “PSU Arrangement”). The PSU Arrangement as set forth herein supersedes and replaces in its entirety the existing market capitalization equity award arrangement with the Executive with respect to an Average Market Capitalization (as defined below) of $5 billion that was previously approved by the Committee, as set forth in the 2024 Equity Award Letter. The RSUs contemplated by the PSU Arrangement shall be awarded as follows:

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On the first occasion (if any) on or prior to December 31, 2027 that (a) the Average Market Capitalization exceeds $5 billion, (b) the average VWAP (as defined below) equals or exceeds $26 over a period of 15 consecutive trading days (as adjusted for any stock splits, stock dividends, recapitalizations or similar events), or (c) TTM EBITDA (as defined below) equals or exceeds $275 million (each of (a), (b), and (c), a “Performance Condition” and the earliest date on which one of the Performance Conditions occurs, the “Performance Date”), Executive shall be granted 200,000 RSUs.

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If any RSUs pursuant to the PSU Arrangement are granted, such RSUs shall be fully vested on the grant date, subject to Executive’s continued employment by the Company through such date. The terms of the RSUs granted pursuant to the PSU Arrangement shall be governed by the 2022 Plan and an applicable award agreement, which Executive is required to sign in order to receive such RSUs. In all such cases, the grant and vesting of the RSUs pursuant to the PSU Arrangement (or portion thereof) shall be subject to Executive’s Continuous Service (as defined in the 2022 Plan) with the Company through the applicable grant date or vesting date, respectively.

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Notwithstanding anything to the contrary herein, immediately prior to, and contingent upon, the consummation of a Change in Control (as defined in the 2022 Plan), Executive shall be granted 200,000 fully vested RSUs, subject to Executive’s Continuous Service (as defined in the 2022 Plan) to the Company through immediately prior to the consummation of such Change in Control if and only if (a) the Change in Control is consummated on or prior to December 31, 2027, (b) the CIC Price exceeds $5 billion and (c) a Performance Condition has not been previously met (for clarity, no RSUs will be granted under this paragraph if the conditions in all of clauses (a), (b) and (c) of this bullet are not met; further, if there is no consideration payable to shareholders in connection with the Change in Control, the number of RSUs calculated under this bullet will be equal to zero).

For purposes of the PSU Arrangement:

•	“Average Market Capitalization” means the daily average of the Company’s Market Capitalization for the 90 trading days preceding a given day.

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“CIC Per Share Consideration” means the consideration payable for one share of the Company’s common stock (including the present value of any non-cash or contingent consideration payable for one share of Company common stock) by the acquiror (or its parent) in connection with the Change in Control.

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“CIC Price” means an amount equal to (x) CIC Per Share Consideration, multiplied by (y) the number of fully diluted shares of common stock of the Company as of immediately prior to the consummation of the Change in Control (which shall be calculated consistent with the applicable definition or formula used in the definitive agreement evidencing the Change in Control to calculate the number of fully diluted shares of common stock of the Company as of immediately prior to the Change in Control).

•	“Market Capitalization” means (a) the VWAP on a given day multiplied by (b) the number of issued and outstanding shares of the Company’s common stock on such day.

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“TTM EBITDA” shall mean the Company’s Adjusted EBITDA as reported in the Company’s filings with the Securities and Exchange Commission for the four fiscal quarters preceding and including the most recently completed fiscal quarter of the Company prior to the determination date (with the day of any filings with the Securities and Exchange Commission in which Grindr’s Adjusted EBITDA is reported constituting a determination date).

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“VWAP” means, for any given date, the per-share volume-weighted average price (determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours) of a share of the Company’s common stock, as determined by the Company based on a reputable third-party source.

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Exhibit C

Go-Forward Balance KPI Arrangement

KPI Awards
Effect on Offer Letter KPI Language
For the avoidance of doubt, the key performance indicator (“KPI”) awards (“KPI Awards”) arrangement for Austin “AJ” Balance described in this Exhibit supersedes and replaces in its entirety the KPI arrangement set forth in the 2023 Equity Award Letter.

Award Vehicle	KPI Awards will be granted in the form of RSUs and may be paid out in the form of cash or shares of the common stock of Grindr Inc. (the “Company”) (“Common Stock”) as determined by the Company.
KPI Terms
•      The Board of Directors of the Company (the “Board”) (or a committee thereof) and Mr. Balance shall agree upon, and reduce to writing, annual KPIs (a) as soon as practicable after January 1, 2026; and (b) annually thereafter, as soon as practicable after the start of each calendar year and in no event later than the end of the first quarter of the applicable calendar year.

•      Absent such written agreement on KPIs, the KPIs shall be determined by the Board (or a committee thereof) in its sole and absolute discretion. The Board shall determine such KPIs and grant such KPI Awards no later than the end of the first quarter of the applicable calendar year.

•      The target number of RSUs that could be earned, based on performance, with respect to a KPI Award will be determined by dividing a value ranging from $350,000 to $465,000 (in each case such amount within that range as determined by the Board, or a committee thereof, in its or their sole and absolute discretion) by the average VWAP of the Common Stock for the 90 trading days preceding the grant date, rounded down to the nearest whole number (the “Target KPI RSUs”). The number of RSUs actually earned, if any, with respect to a KPI Award may be less than 100%, including 0%, of the Target KPI RSUs, for performance below the target performance level applicable to the KPIs, 100% of the Target KPI RSUs, for performance at the target performance level applicable to the KPIs, or greater than 100% of the Target KPI RSUs, for performance at the maximum performance level applicable to the KPIs, in each case as determined by the Board (or a committee thereof) in their sole and absolute discretion.  The Board (or a committee thereof) in its sole and absolute discretion may also determine to apply one or more multipliers to any earned KPIs based on factors determined by the Board (or a committee thereof).

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Satisfaction of KPIs
The Board or the Compensation Committee thereof (the “Committee”) shall determine the extent to which the KPIs for a given year have been satisfied in its or their sole and absolute discretion by no later than March 15 after the end of the applicable year (the date of such determination, the “Certification Date”). Except as otherwise provided in the Offer Letter, the vesting of any KPI Awards is subject to Mr. Balance’s Continuous Service (as defined in the 2022 Plan) through the Certification Date.

VWAP
means, for any given date, the per-share volume-weighted average price (determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours) of a share of Common Stock, as determined by the Company based on a reputable third-party source.

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